Exhibit 99.1

QUEST DIAGNOSTICS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS;
UPDATES GUIDANCE FOR 2010

•	Diluted EPS of $1.13, 11% above 2009
•	Revenues of $1.9 billion, 1.7% below 2009
•	Cash flow from operations of $330 million
•	Full year guidance before special items: Diluted EPS between $3.95 and $4.00; revenues approximately 1.5% below prior year
•	Board authorizes new $250 million share repurchase program

MADISON, N.J., October 20, 2010—Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic testing, information and services, announced that for the third quarter ended September 30, 2010, income from continuing operations increased to $198 million, or $1.13 per diluted share, from $192 million, or $1.02 per diluted share, for the third quarter of 2009. Third quarter 2010 results include a benefit of $0.08 per share, primarily associated with the favorable resolution of tax contingencies.

Third quarter revenues of $1.9 billion were 1.7% below the prior year level. Clinical testing revenues were 1.7% below the prior year. Revenue per requisition was 1.3% below the prior year, and was unchanged from the second quarter level. Clinical testing volume, measured by the number of requisitions, was 0.3% below the prior year level.

“We grew earnings in the third quarter despite continued softness in physician office visits. While revenue was down, we are confident in the future and are making progress executing our plans to accelerate profitable growth – by promoting new gene-based and esoteric tests, enhancing sales effectiveness and improving operational efficiency,” said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer. “Furthermore, we are committed to using our substantial cash flow to generate value for our shareholders through both acquisitions and share repurchases. So far this year, we have returned $750 million to our shareholders through share repurchases, and now have flexibility to make $250 million of additional repurchases in the fourth quarter.”

For the third quarter, operating income was $337 million, or 18.1% of revenues, compared to $348 million, or 18.4% of revenues, for the third quarter of 2009. Bad debt expense as a percentage of revenues was 4.0%, compared to 4.4% in the prior year. Days sales outstanding were 43 days, unchanged from the beginning of the year. Cash flow from operations was $330 million compared to $374 million for 2009. During the quarter, the company repurchased $324 million of its common shares and made capital expenditures of $47 million.

Year-to-Date Performance

For the first nine months of 2010, income from continuing operations was $556 million, or $3.09 per diluted share, compared to $549 million, or $2.91 per diluted share, for the first nine months of 2009. Revenues of $5.5 billion were 1.1% below the prior year level.

Operating income for the first nine months of 2010 was $1.0 billion, or 18.1% of revenues, compared to $1.0 billion, or 18.3% of revenues, for 2009. Cash from operations was $778 million, compared to $637 million in the first nine months of 2009. Cash provided by operations in 2009 was reduced by the net impact of the NID settlement. During the first nine months of 2010, the company repurchased $750 million of its shares and made capital expenditures of $136 million.

Outlook for the Full-Year 2010 Updated
Full-year 2010 guidance, before potential special items, is:
•	Earnings per diluted share from continuing operations, $3.95 to $4.00;
•	Revenues, approximately 1.5% below the prior year, versus previous expectation of approximately 1% below the prior year;
•	Operating income, between 17.5% and 18% of revenues;
•	Cash from operations, approximately $1.1 billion; and
•	Capital expenditures, approximately $200 million.

Quest Diagnostics will hold its third quarter conference call on October 20, 2010 at 8:30 a.m. Eastern Time. The public may access the conference call through a live audio webcast available on Quest Diagnostics’ Investor Relations Internet site at www.QuestDiagnostics.com/investor. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. The company suggests participants dial in approximately 10 minutes before the call. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone in the U.S. at 866-350-3614 for domestic callers, or 203-369-0039 for international callers. No access code will be required. Telephone replays will be available from 10:30 a.m. Eastern Time on October 20 until midnight Eastern Time on November 20, 2010.

About Quest Diagnostics

Quest Diagnostics is the world’s leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company’s 2009 Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Risk Factors” in the company’s 2010 Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company’s 2010 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

© 2000-2010 Quest Diagnostics Incorporated. All rights reserved. Quest, Quest Diagnostics, the associated logo, and all associated Quest Diagnostics marks are the registered trademarks of Quest Diagnostics.

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TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2010 and 2009
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Net revenues	$1,864.7	$1,897.2	$5,544.9	$5,607.0

Operating costs and expenses:
Cost of services	1,091.5	1,097.5	3,236.8	3,251.2
Selling, general and administrative	426.6	441.6	1,276.7	1,314.7
Amortization of intangible assets	9.9	9.2	28.5	27.6
Other operating (income) expense, net	(0.1)	0.6	1.6	(15.2)

Total operating costs and expenses	1,527.9	1,548.9	4,543.6	4,578.3

Operating income	336.8	348.3	1,001.3	1,028.7

Other income (expense):
Interest expense, net	(36.2)	(33.0)	(108.5)	(109.3)
Equity earnings in unconsolidated joint ventures	7.2	8.6	22.5	25.6
Other income (expense), net	3.2	2.4	2.1	(9.4)

Total non-operating expenses, net	(25.8)	(22.0)	(83.9)	(93.1)

Income from continuing operations before taxes	311.0	326.3	917.4	935.6
Income tax expense	102.9	125.2	333.9	358.9

Income from continuing operations	208.1	201.1	583.5	576.7
(Loss) income from discontinued operations, net of taxes	(0.4)	0.5	(0.7)	(1.1)

Net income	207.7	201.6	582.8	575.6
Less: Net income attributable to noncontrolling interests	9.7	9.4	27.7	28.1

Net income attributable to Quest Diagnostics	$198.0	$192.2	$555.1	$547.5

Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$198.4	$191.7	$555.8	$548.6
(Loss) income from discontinued operations, net of taxes	(0.4)	0.5	(0.7)	(1.1)

Net income	$198.0	$192.2	$555.1	$547.5

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.14	$1.03	$3.12	$2.93
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.14	$1.03	$3.12	$2.92

Earnings per share attributable to Quest Diagnostics’ common stockholders – diluted:
Income from continuing operations	$1.13	$1.02	$3.09	$2.91
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.13	$1.02	$3.09	$2.90

Weighted average common shares outstanding:
Basic	173.2	185.1	177.5	186.6
Diluted	174.3	187.2	179.2	188.3

Operating income as a percentage of net revenues	18.1%	18.4%	18.1%	18.3%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2010 and December 31, 2009
(in millions, except per share data)

	September 30, 2010	December 31, 2009

	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$369.3	$534.3
Accounts receivable, net	884.1	827.3
Inventories	73.2	91.4
Deferred income taxes	131.1	131.8
Prepaid expenses and other current assets	95.1	94.6

Total current assets	1,552.8	1,679.4
Property, plant and equipment, net	812.4	825.9
Goodwill, net	5,100.4	5,083.9
Intangible assets, net	806.1	823.7
Other assets	187.6	150.7

Total assets	$8,459.3	$8,563.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$816.8	$888.7
Current portion of long-term debt	331.5	170.5

Total current liabilities	1,148.3	1,059.2
Long-term debt	2,835.9	2,936.8
Other liabilities	594.4	556.2
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized at both September 30, 2010 and December 31, 2009; 214.2 shares and 214.1 shares issued at September 30, 2010 and December 31, 2009, respectively	2.1	2.1
Additional paid-in capital	2,305.5	2,302.4
Retained earnings	3,718.9	3,216.6
Accumulated other comprehensive income (loss)	6.3	(21.0)
Treasury stock, at cost; 43.8 shares and 30.8 shares at September 30, 2010 and December 31, 2009, respectively	(2,175.4)	(1,510.5)

Total Quest Diagnostics stockholders’ equity	3,857.4	3,989.6
Noncontrolling interests	23.3	21.8

Total stockholders’ equity	3,880.7	4,011.4

Total liabilities and stockholders’ equity	$8,459.3	$8,563.6

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2010 and 2009
(in millions)
(unaudited)

	Nine Months Ended September 30,

	2010	2009

Cash flows from operating activities:
Net income	$582.8	$575.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190.4	193.7
Provision for doubtful accounts	222.9	249.3
Deferred income tax (benefit) provision	(4.7)	58.9
Stock compensation expense	45.0	53.3
Excess tax benefits from stock-based compensation arrangements	—	(3.2)
Other, net	14.3	11.0
Changes in operating assets and liabilities:
Accounts receivable	(279.9)	(304.0)
Accounts payable and accrued expenses	(26.6)	68.8
Settlement and other special charges	—	(314.4)
Income taxes payable	19.1	13.3
Other assets and liabilities, net	15.2	34.8

Net cash provided by operating activities	778.5	637.1

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(16.6)
Capital expenditures	(136.3)	(117.0)
Increase in investments and other assets	(3.5)	(6.6)

Net cash used in investing activities	(139.8)	(140.2)

Cash flows from financing activities:
Proceeds from borrowings	—	510.0
Repayments of debt	(2.6)	(617.8)
Purchases of treasury stock	(750.0)	(350.0)
Exercise of stock options	40.8	46.6
Excess tax benefits from stock-based compensation arrangements	—	3.2
Dividends paid	(54.2)	(56.2)
Distributions to noncontrolling interests	(25.6)	(23.0)
Other financing activities	(12.1)	(16.6)

Net cash used in financing activities	(803.7)	(503.8)

Net change in cash and cash equivalents	(165.0)	(6.9)

Cash and cash equivalents, beginning of period	534.3	253.9

Cash and cash equivalents, end of period	$369.3	$247.0

Cash paid during the period for:
Interest	$118.5	$118.9
Income taxes	$324.4	$283.1

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

	(in millions, except per share data)
Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$198.4	$191.7	$555.8	$548.6
(Loss) income from discontinued operations, net of taxes	(0.4)	0.5	(0.7)	(1.1)

Net income available to common stockholders	$198.0	$192.2	$555.1	$547.5

Income from continuing operations	$198.4	$191.7	$555.8	$548.6
Less: Earnings allocated to participating securities	0.9	0.7	2.5	1.6

Earnings available to Quest Diagnostics’ common stockholders – basic and diluted	$197.5	$191.0	$553.3	$547.0

Weighted average common shares outstanding - basic	173.2	185.1	177.5	186.6

Effect of dilutive securities:
Stock options and performance share units	1.1	2.1	1.7	1.7

Weighted average common shares outstanding - diluted	174.3	187.2	179.2	188.3

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.14	$1.03	$3.12	$2.93
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.14	$1.03	$3.12	$2.92

Earnings per share attributable to Quest Diagnostics’ common stockholders - diluted:
Income from continuing operations	$1.13	$1.02	$3.09	$2.91
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.13	$1.02	$3.09	$2.90

2)

Results for the nine months ended September 30, 2010 include $17.3 million of pre-tax charges, or $0.06 per diluted share, principally associated with workforce reductions in the first quarter of 2010. Of these costs, $4.5 million and $12.8 million, respectively, were included in cost of services and selling, general and administrative expenses. In addition, we estimate that the impact of severe weather in the first quarter of 2010 adversely affected the comparison of operating income for the nine months ended September 30, 2010 to the prior year period by $14.3 million, or $0.05 per diluted share. Results for the three and nine months ended September 30, 2010 also include a benefit of $0.08 per share primarily associated with the resolution of certain tax contingencies.

Other operating (income) expense, net represents miscellaneous income and expense items related to operating activities including gains and losses associated with the disposal of operating assets and provisions for restructurings and other special charges. For the nine months ended September 30, 2009, other operating (income) expense, net includes a $15.5 million gain associated with an insurance settlement for storm related losses.

3)

Other income (expense), net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three and nine months ended September 30, 2010, other income (expense), net includes gains of $3.8 million and $2.4 million associated with investments held in trusts pursuant to our supplemental deferred compensation plans. A corresponding and offsetting adjustment is also recorded to the deferred compensation obligation to reflect investment gains and losses earned by the employee. Such adjustments to the deferred compensation obligation are recorded in earnings principally within selling, general and administrative expenses and offset the amount of investment gains and losses recorded in other income (expense), net.

For the three and nine months ended September 30, 2009, other income (expense), net includes gains of $3.8 million and $6.4 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. Additionally, for the nine months ended September 30, 2009, other income (expense), net includes a charge of $7.0 million associated with the write-down of an investment and charges of $7.6 million associated with the early extinguishment of debt.

4)

For the three months ended September 30, 2010, the Company repurchased 7.0 million shares of its common stock at an average price of $46.64 per share for $324 million. For the nine months ended September 30, 2010, the Company repurchased 14.7 million shares of its common stock at an average price of $51.04 per share for $750 million.

For the three and nine months ended September 30, 2010, the Company reissued 0.1 million shares and 1.7 million shares, respectively, for employee benefit plans. At September 30, 2010, our share repurchase authorization was fully utilized. In October 2010, our Board of Directors authorized $250 million of additional share repurchases.

5)

For the nine months ended September 30, 2009, cash flows from operating activities includes payments primarily made in the second quarter of 2009 totaling $314 million in connection with the NID settlement, $264 million net of an associated reduction in estimated tax payments.